UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2005  (November 29, 2005)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code:   303-383-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 29, 2005, at a meeting of the Board of Directors of Affordable Residential Communities Inc. (the “Company”) Rhodes Bobbitt, 60, was elected to the Board of Directors (the “Board”) of the Company.

Mr. Bobbitt is recently retired.  From 1987 until June 30, 2004 he had been the Managing Director, Regional Office Manager of the Private Client Service Group for Credit Suisse First Boston / Donaldson, Lufkin & Jenrette. He is actively involved with the University of Texas, is a Member of the University of Texas Development Board, is Co-Chairman of the Dallas Leadership Council – Capital Raising Campaign, and a member of the University of Texas MBA Investment Fund Advisory Board. Additionally, he serves on the Board of Directors of First Acceptance Corporation and also serves on the Nominating and Corporate Governance and Audit Committees of that Company.  Mr. Bobbitt holds a BBA from the University of Texas at Austin and a JD from The SMU School of Law.

In addition, Mr. Bobbitt was appointed to serve on the Company’s Audit Committee, the Board having determined that he is independent and has the accounting and related financial expertise required for such service under New York Stock Exchange Rule 303A.07(a).  Mr. Bobbitt’s appointment to the Audit Committee brings the total committee membership to three, restoring the Company and its Audit Committee to compliance with New York Stock Exchange Rule 303A.07(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 1, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President